UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

September 21, 2006

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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway Suite 100 Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Richard K. Armey, a Class II director, resigned from the Board of Directors of Rent-A-Center, Inc. (the "Board") on September 21, 2006. Mr. Armey's resignation was not the result of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices.

To fill the vacancy created by Mr. Armey's resignation, on September 21, 2006, the Board appointed Leonard H. Roberts to serve as a Class II director until the 2008 annual meeting of stockholders. Mr. Roberts has not been, and is not expected to be, named to any committee of the Board at this time. The Board has determined that Mr. Roberts is "independent" as defined by the listing standards of The Nasdaq Stock Market, Inc. National Market System.
Item 9.01	Financial Statements and Exhibits
(c)	Exhibit 99.1 Press Release, dated September 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 25, 2006	By:	/s/ Christopher A. Korst
Christopher A. Korst Senior Vice President -- General Counsel and Secretary

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EXHIBIT INDEX
Exhibit No. 99.1	Description Press release, dated September 25, 2006